Exhibit 99.1

Vapotherm Reports Second Quarter 2024 Financial Results

EXETER, N.H., August 12, 2024 /PRNewswire/ -- Vapotherm, Inc. (OTCQX: VAPO), (“Vapotherm” or the “Company”), today announced second quarter 2024 financial results and related highlights.

Second Quarter 2024 Financial Results and Related Highlights

•
Net revenue for the second quarter of 2024 was $16.9 million, an increase of 5.3% as compared to the second quarter of 2023
o
Disposables revenue increased by 13.9% as compared to the second quarter of 2023
o
U.S. disposables revenue increased by 25.9% as compared to the second quarter of 2023
•
Gross margin in the second quarter of 2024 was 49.1% as compared to 42.8% in the second quarter of 2023
•
For the second quarter of 2024, GAAP operating expenses were $17.6 million and non-GAAP cash operating expenses, as defined below, were $12.1 million
o
GAAP operating expenses increased by $0.5 million from the second quarter of 2023
o
Non-GAAP cash operating expenses decreased by $2.1 million from the second quarter of 2023
•
Adjusted EBITDA loss in the second quarter of 2024 was $2.9 million as compared to an Adjusted EBITDA loss of $6.4 million in the second quarter of 2023
•
The Company’s unrestricted cash and cash equivalents were $2.9 million at the end of the second quarter of 2024

“I’m pleased our U.S. disposables revenue grew by nearly 26% over the second quarter of 2023 and our worldwide disposables revenue grew by nearly 14% over the same period,” said Joseph Army, President and CEO. “We are seeing increased adoption of our technology on COPD patients since the results of the HYPERACT study were presented at the 2024 Critical Care Congress.”

Results for the Three Months Ended June 30, 2024

The following table reflects the Company’s net revenue for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024		2023		Change
	(in thousands, except percentages)
	Amount	% of Revenue	Amount	% of Revenue	$	%
Revenue
Capital (product & lease revenue)	$3,061	18.1%	$3,646	22.7%	$(585)	(16.0)%
Disposables	12,442	73.7%	10,927	68.1%	1,515	13.9%
Service and other	1,381	8.2%	1,464	9.2%	(83)	(5.7)%
Total net revenue	$16,884	100.0%	$16,037	100.0%	$847	5.3%

Net revenue for the second quarter of 2024 was $16.9 million and increased 5.3% over the second quarter of 2023 primarily due to U.S. disposables revenue growth of 25.9% over the second quarter of 2023, which was driven by increased unit volume and adoption of the Company’s HVT 2.0 platform.

Revenue information by geography is summarized as follows:

	Three Months Ended June 30,
	2024		2023		Change
	(in thousands, except percentages)
	Amount	% of Revenue	Amount	% of Revenue	$	%
United States	$13,323	78.9%	$11,847	73.9%	$1,476	12.5%
International	3,561	21.1%	4,190	26.1%	(629)	(15.0)%
Total net revenue	$16,884	100.0%	$16,037	100.0%	$847	5.3%

Net revenue in the United States for the second quarter of 2024 was $13.3 million and increased 12.5% over the second quarter of 2023 primarily due to U.S. disposables revenue growth. Net revenue in International markets for the second quarter of 2024 was $3.6 million and decreased 15.0% over the second quarter of 2023 due to a decrease in disposables revenue in distributor markets.

Gross profit and gross margin for the second quarter of 2024 was $8.3 million and 49.1%, respectively, as compared to gross profit of $6.9 million and gross margin of 42.8% for the second quarter of 2023. The increases in gross profit and gross margin were primarily due to the improved efficiency of our Mexico operation.

Total operating expenses were $17.6 million in the second quarter of 2024, an increase of $0.5 million as compared to the second quarter of 2023. Non-GAAP cash operating expenses, which exclude merger-related costs, gain on disposal of property and equipment, depreciation and amortization, stock-based compensation expense, and gain from deconsolidation were $12.1 million in the second quarter of 2024 compared to $14.2 million in the second quarter of 2023. The increase in operating expenses was primarily due to merger-related costs, partially offset by the Company’s Path to Profitability initiatives. The decrease in non-GAAP cash operating expenses was primarily due to the Company’s Path to Profitability initiatives.

Net loss for the second quarter of 2024 was $14.3 million, or $2.22 per share, compared to $14.8 million, or $2.34 per share, in the second quarter of 2023. Net loss per share was based on 6,442,763 and 6,328,222 weighted average shares outstanding for the second quarter of 2024 and 2023, respectively.

Adjusted EBITDA was negative $2.9 million for the second quarter of 2024 as compared to negative $6.4 million for the second quarter of 2023. The reduction in Adjusted EBITDA loss was primarily due to the Company’s Path to Profitability initiatives.

Cash Position

Unrestricted cash and cash equivalents were $2.9 million as of June 30, 2024 compared to $9.7 million as of December 31, 2023.

Website Information

Vapotherm routinely posts important information for investors on the Investor Relations section of its website, http:// investors.vapotherm.com/. Vapotherm intends to use this website as a means of disclosing material, non-public information and for complying with Vapotherm’s disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Vapotherm’s website, in addition to following Vapotherm’s press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Vapotherm’s website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including EBITDA, Adjusted EBITDA, non-GAAP operating expenses and non-GAAP cash operating expenses. EBITDA and Adjusted EBITDA differ from net income as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and non-GAAP operating expenses and non-GAAP cash operating expenses differ from operating expenses as calculated in accordance with GAAP. EBITDA represents net loss less interest expense, net, income tax provision or benefit, and depreciation and amortization, and Adjusted EBITDA represents EBITDA as further adjusted for the merger-related costs, impact of foreign currency (loss) gain, stock-based compensation expense, gain from deconsolidation and gain on disposal of property and equipment. Non-GAAP operating expenses is calculated by excluding from GAAP operating expenses merger-related costs, gain on disposal of property and equipment, and non-GAAP cash operating expenses is calculated by further excluding additional items, including stock-based compensation expense, depreciation and amortization, and gain from deconsolidation. The Company has reconciled all historical non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these non-GAAP financial measures, as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating budget and financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period.

These non-GAAP financial measures should not be considered alternatives to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP. They should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our capital expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Adjusted EBITDA presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA and other non-GAAP financial measures on a supplemental basis. The Company’s definitions of Adjusted EBITDA, non-GAAP operating expenses and non-GAAP cash operating expenses are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

About Vapotherm

Vapotherm, Inc. (OTCQX: VAPO) is a publicly traded developer and manufacturer of advanced respiratory technology based in Exeter, New Hampshire, USA. The Company develops innovative, comfortable, non-invasive technologies for respiratory support of patients with chronic or acute breathing disorders. Over 4.5 million patients have been treated with the use of Vapotherm high velocity therapy® systems. For more information, visit www.vapotherm.com.

Vapotherm high velocity therapy is mask-free non-invasive respiratory support and is a front-line tool for relieving respiratory distress—including hypercapnia, hypoxemia, and dyspnea. It allows for the fast, safe treatment of undifferentiated respiratory distress with one tool. The HVT 2.0 and Precision Flow systems’ mask-free interface delivers optimally conditioned breathing gases, making it comfortable for patients and reducing the risks and care complexities associated with mask therapies. While being treated, patients can talk, eat, drink and take oral medication.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including the statement about the Company’s belief regarding an increased willingness to use the Company’s technology on COPD patients. In some cases, you can identify forward-looking statements by terms such as “believe,” “expect,” “continue,” “plan,” “intend,” “will,” “outlook,” or “typically,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to the following: Vapotherm’s proposed merger with Veronica Merger Sub, Inc. and Vapotherm’s ability to satisfy the conditions to closing or otherwise complete the merger on a timely basis or at all and the impact the pending merger may have on Vapotherm’s current plans and operations, including potentially diverting management’s attention from our business; the effects of the merger (or the announcement or pendency thereof) on Vapotherm’s future business and financial and operating results, its ability to retain key personnel and maintain relationships with customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities, and the risk and outcome of legal proceedings related to the merger; Vapotherm’s ability to raise additional capital to fund its existing operations and debt service obligations; Vapotherm’s ability to comply with its financial covenants, execute on its path to profitability initiative, convert excess inventory into cash and fund its business and otherwise continue as a going concern through 2024; Vapotherm has incurred losses in the past and may be unable to achieve or sustain profitability in the future; risks associated with its manufacturing operations in Mexico; Vapotherm’s dependence on sales generated from its High Velocity Therapy systems, competition from multi-national corporations who have significantly greater resources than Vapotherm and are more established in the respiratory market; the ability for High Velocity Therapy systems to gain increased market acceptance; Vapotherm’s inexperience directly marketing and selling its products; the potential loss of one or more suppliers and dependence on its new third party manufacturer; Vapotherm’s susceptibility to seasonal fluctuations; Vapotherm’s failure to comply with applicable United States and foreign regulatory requirements; the failure to obtain U.S. Food and Drug Administration or other regulatory authorization to market and sell future products or its inability to secure, maintain or enforce patent or other intellectual property protection for its products; the impact of COVID on its business, including its supply chain; risks in holding Vapotherm stock in light of trading on the OTCQX tier of the OTC Markets; and the other risks and uncertainties included under the heading “Risk Factors” in Vapotherm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 22, 2024, and subsequent SEC reports. The forward-looking statements contained in this press release reflect Vapotherm’s views as of the date hereof, and Vapotherm does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

VAPOTHERM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$2,904	$9,725
Accounts receivable, net of expected credit losses of $240 and $160, respectively	8,563	10,672
Inventories, net	23,295	22,968
Prepaid expenses and other current assets	2,259	3,058
Total current assets	37,021	46,423
Property and equipment, net	23,592	23,703
Operating lease right-of-use assets	2,911	3,372
Restricted cash	1,109	1,109
Goodwill	561	565
Deferred income tax assets	56	57
Other long-term assets	2,677	2,388
Total assets	$67,927	$77,617
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$4,381	$5,053
Contract liabilities	1,258	1,237
Accrued expenses and other current liabilities	22,913	12,805
Current portion of loans payable, net	118,406	-
Total current liabilities	146,958	19,095
Long-term loans payable, net	-	107,059
Other long-term liabilities	2,288	6,797
Total liabilities	149,246	132,951
Commitments and contingencies
Stockholders’ deficit
Preferred stock ($0.001 par value) 25,000,000 shares authorized; no shares issued and outstanding as of June 30, 2024 and December 31, 2023	-	-
Common stock ($0.001 par value) 21,875,000 shares authorized as of June 30, 2024 and December 31, 2023, 6,241,958 and 6,165,806 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	6	6
Additional paid-in capital	496,083	492,764
Accumulated other comprehensive (loss) income	(106)	91
Accumulated deficit	(577,302)	(548,195)
Total stockholders’ deficit	(81,319)	(55,334)
Total liabilities and stockholders’ deficit	$67,927	$77,617

VAPOTHERM, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net revenue	$16,884	$16,037	$36,018	$33,768
Cost of revenue	8,601	9,177	18,078	20,696
Gross profit	8,283	6,860	17,940	13,072
Operating expenses
Research and development	3,328	3,723	6,960	7,710
Sales and marketing	6,732	8,276	13,874	17,868
General and administrative	3,768	5,019	8,240	10,789
Merger-related costs	3,723	-	3,723	-
Impairment of right-of-use assets	-	-	-	432
(Gain) loss on disposal of property and equipment	(1)	(2)	(9)	53
Total operating expenses	17,550	17,016	32,788	36,852
Loss from operations	(9,267)	(10,156)	(14,848)	(23,780)
Other (expense) income
Interest expense	(4,944)	(4,642)	(14,197)	(8,973)
Interest income	1	26	6	54
Foreign currency (loss) gain	(43)	9	(39)	(145)
Net loss before income taxes	$(14,253)	$(14,763)	$(29,078)	$(32,844)
Provision for income taxes	18	25	29	34
Net loss	$(14,271)	$(14,788)	$(29,107)	$(32,878)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(35)	(22)	(197)	113
Total other comprehensive (loss) income	(35)	(22)	(197)	113
Total comprehensive loss	$(14,306)	$(14,810)	$(29,304)	$(32,765)
Net loss per share - basic and diluted	$(2.22)	$(2.34)	$(4.52)	$(5.76)
Weighted-average number of shares used in calculating net loss per share, basic and diluted (1)	6,442,763	6,328,222	6,436,631	5,705,607

(1) On August 18, 2023, the Company effected a 1:8 reverse stock split for each share of common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.

VAPOTHERM, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(29,107)	$(32,878)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	3,290	5,405
Depreciation and amortization	2,528	2,445
Provision for credit losses	110	(2)
Provision for inventory valuation	73	283
Non-cash lease expense	461	733
Impairment of right-of-use assets	-	432
(Gain) loss on disposal of property and equipment	(9)	53
Placed units reserve	234	418
Interest paid in-kind	4,918	4,553
Non-cash interest expense	4,931	620
Amortization of discount on debt	429	368
Deferred income taxes	29	34
Changes in operating assets and liabilities:
Accounts receivable	1,986	212
Inventories	(407)	7,646
Prepaid expenses and other assets	506	(2,794)
Accounts payable	(579)	(315)
Contract liabilities	23	72
Accrued expenses and other liabilities	2,045	(3,460)
Operating lease liabilities, current and long-term	(1,288)	(1,213)
Net cash used in operating activities	(9,827)	(17,388)
Cash flows from investing activities
Purchases of property and equipment	(2,662)	(1,408)
Net cash used in investing activities	(2,662)	(1,408)
Cash flows from financing activities
Proceeds from issuance of common stock and pre-funded warrants and accompanying warrants in private placement, net of issuance costs	-	20,943
Proceeds from loans, net of discount	5,820	-
Proceeds from exercise of warrants	-	3
Proceeds from exercise of stock options	1	-
Proceeds from issuance of common stock under Employee Stock Purchase Plan	12	77
Net cash provided by financing activities	5,833	21,023
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(165)	35
Net (decrease) increase in cash, cash equivalents and restricted cash	(6,821)	2,262
Cash, cash equivalents and restricted cash
Beginning of period	10,834	16,847
End of period	$4,013	$19,109
Supplemental disclosures of cash flow information
Interest paid during the period	$3,557	$2,720
Property and equipment purchases in accounts payable and accrued expenses	$732	$175
Issuance of common stock warrants in conjunction with long term debt	$16	$71
Issuance of common stock for services	$155	$117

Non-GAAP Financial Measures

The following table contains a reconciliation of net loss to Adjusted EBITDA for the three months ended June 30, 2024 and 2023, respectively.

	Three Months Ended June 30,
	2024	2023
(Unaudited)	(in thousands)
Net loss	$(14,271)	$(14,788)
Interest expense, net	4,943	4,616
Provision for income taxes	18	25
Depreciation and amortization	1,224	1,197
EBITDA	$(8,086)	$(8,950)
Merger-related costs	3,723	-
Stock-based compensation	1,456	2,585
Foreign currency loss (gain)	43	(9)
Gain from deconsolidation	-	(5)
Gain on disposal of property and equipment	(1)	(2)
Adjusted EBITDA	$(2,865)	$(6,381)

The following table contains a reconciliation of operating expenses to Non-GAAP operating expenses and Non-GAAP cash operating expenses for the three months ended June 30, 2024 and June 30, 2023, respectively.

	Three Months Ended June 30,
	2024	2023
(Unaudited)	(in thousands)
GAAP operating expenses	$17,550	$17,016
Merger-related costs	(3,723)	-
Gain on disposal of property and equipment	1	2
Non-GAAP operating expenses	13,828	17,018
Stock-based compensation	(1,423)	(2,534)
Depreciation and amortization	(262)	(293)
Gain from deconsolidation	-	5
Non-GAAP cash operating expenses	$12,143	$14,196

Supplemental Operating Metrics

	June 30,
	2024	2023	Change
	Amount	Amount	Amount	%
HVT 2.0 and precision flow units installed base
United States	24,992	24,563	429	1.7%
International	12,975	12,729	246	1.9%
Total	37,967	37,292	675	1.8%

	Three Months Ended June 30,
	2024	2023	Change
	Amount	Amount	Amount	%
HVT 2.0 and precision flow units sold and leased
United States	193	293	(100)	(34.1)%
International	99	146	(47)	(32.2)%
Total	292	439	(147)	(33.5)%

Disposable patient circuits sold
United States	82,290	69,323	12,967	18.7%
International	29,634	35,744	(6,110)	(17.1)%
Total	111,924	105,067	6,857	6.5%

SOURCE: Vapotherm, Inc.

Investor Relations Contacts:

John Landry, SVP & CFO, ir@vtherm.com, +1 (603) 658-0011